UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2005

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, eFunds Corporation (the "Company") (NYSE: EFD) suspended the granting of additional restricted stock units ("RSUs") pursuant to its Non-Employee Directors Deferred Compensation Program because it does not have sufficient RSUs available for issuance under its 2000 Stock Incentive Plan, as amended (the "Stock Incentive Plan"). In connection with this suspension, the Company amended the Non-Employee Directors Deferred Compensation Program to allow non-employee directors to defer payment of all or part of their retainer into a deferred cash account. Interest will be credited to these accounts at a rate equal to the lesser of (i) four percent per annum and (ii) the one year federal rate. The balance of any deferred cash account will be paid to participating directors upon the cessation of their service on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

May 26, 2005	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer